Exhibit 99.1
IBEX Reports Record Start to Fiscal 2026, Raises Full Year Guidance
•Record first quarter Revenue, Adjusted EBITDA, EPS, Adjusted EPS, and Free Cash Flow
•Revenue grew 16.5% versus prior year quarter
•EPS grew 91% year-over-year to $0.82 and adjusted EPS grew 74% to $0.90
•Raises Fiscal Year Guidance

WASHINGTON, DC— November 6, 2025 —IBEX Limited (“ibex”), a leading provider in global business process outsourcing and end-to-end customer engagement technology solutions, today announced financial results for its first fiscal quarter ended September 30, 2025.

	Three months ended September 30,
($ millions, except per share amounts)	2025	2024	Change
Revenue	$151.2	$129.7	16.5%
Net income	$12.0	$7.5	59.9%
Net income margin	8.0%	5.8%	220	bps
Adjusted net income (1)	$13.1	$9.0	45.4%
Adjusted net income margin (1)	8.7%	7.0%	170	bps
Adjusted EBITDA (1)	$19.5	$15.6	24.9%
Adjusted EBITDA margin (1)	12.9%	12.0%	90	bps
Earnings per share - diluted (2)	$0.82	$0.43	91.4%
Adjusted earnings per share - diluted (1,2)	$0.90	$0.52	74.1%

(1)See accompanying Exhibits for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.
(2)The current period percentages are calculated based on exact amounts, and therefore may not recalculate exactly using rounded numbers as presented.

“I am pleased to report that ibex carried the momentum we built through fiscal 2025 into 2026, delivering an outstanding first quarter with revenue growth of 16.5% and adjusted EPS growth of 74%, as we continue to separate ourselves from the pack in the BPO market,” said Bob Dechant, ibex CEO. “Our sustained double digit revenue growth highlights our competitive differentiation in the CX space. We continue to drive exceptional operational delivery for our existing clients enabling us to win significant market share from our competition.”

“I am proud of our new logo engine that continues to win trophy clients, positioning us well for continued growth and margin expansion, as well as the progress we have made in our AI Automate Agent deployments for our clients. Collectively, this continues to validate our position as a leader among our competition in the CX space.”

First Quarter Financial Performance
Revenue
•Revenue of $151.2 million, an increase of 16.5% from $129.7 million in the prior year quarter. Growth was driven in our top three verticals; Retail & E-commerce (+25.0%), HealthTech (+19.5%), and Travel, Transportation and Logistics (+15.4%), along with continued growth in the digital acquisition business and a return to growth in FinTech.

Net Income and Earnings Per Share
•Net income increased to $12.0 million compared to $7.5 million in the prior year quarter. Net income was favorably impacted by revenue growth in our higher margin offshore regions, lower selling, general, and administrative expenses as a percentage of revenue, lower income tax expenses, and favorable foreign currency impacts compared to the prior year quarter.
•Net income margin increased to 8.0% compared to 5.8% in the prior year quarter.
•Diluted earnings per share increased to $0.82 compared to $0.43 in the prior year quarter, primarily due to higher net income and lower diluted shares outstanding as a result of our share repurchase activities during fiscal 2025.
•Non-GAAP adjusted net income increased to $13.1 million compared to $9.0 million in the prior year quarter (see Exhibit 1 for reconciliation).
•Non-GAAP adjusted diluted earnings per share increased to $0.90 compared to $0.52 in the prior year quarter (see Exhibit 1 for reconciliation).
Adjusted EBITDA
•Adjusted EBITDA increased to $19.5 million compared to $15.6 million in the prior year quarter (see Exhibit 2 for reconciliation).
•Adjusted EBITDA margin increased to 12.9% compared to 12.0% in the prior year quarter (see Exhibit 2 for reconciliation).

Cash Flow and Balance Sheet
•Capital expenditures were $7.6 million compared to $3.6 million in the prior year quarter. The planned increase in capital expenditures during this quarter was driven by capacity expansion to meet strong demand in our highest margin regions.
•Cash flow from operating activities was $15.7 million compared to $7.8 million in the prior year quarter, which was primarily driven by an increase in our revenues resulting in increased profitability, as well as a lower use of working capital driven by an improvement in days sales outstanding.
•Free cash flow was $8.0 million compared to $4.1 million in the prior year quarter (see Exhibit 3 for reconciliation).
•During the quarter, we repurchased 91,658 shares for $2.7 million.
•Net cash was $21.1 million, an improvement of $7.4 million compared to net cash of $13.7 million as of June 30, 2025 (see Exhibit 4 for reconciliation).

First Quarter Review and Fiscal 2026 Business Outlook
“In the first quarter, we achieved outstanding revenue growth and profitability, once again, allowing us to build on our existing momentum entering fiscal 2026. Our revenue growth drove increased operating leverage, and positioned us to post record first quarter adjusted EBITDA margin of 12.9%, adjusted EPS of $0.90, and free cash flow of $8 million,” said Taylor Greenwald, CFO of ibex.

“Our continued strong financial results and healthy balance sheet are enabling strategic investments in our growing AI capabilities and sales resources, as well as further expansion into strategic markets and in our top performing geographies. Importantly, with our outstanding start to the fiscal year, we have the confidence in our business to raise our revenue and adjusted EBITDA guidance for fiscal year 2026.”

Fiscal Year 2026 Guidance
•     Revenue is expected to be in the range of $605 to $620 million, up from $590 to $610 million.
•Adjusted EBITDA is expected to be in the range of $78 to $81 million, up from $75 to $79 million.
•Capital expenditures are expected to remain in the range of $20 to $25 million.

Conference Call and Webcast Information
IBEX Limited will host a conference call and live webcast to discuss its first quarter of fiscal year 2026 financial results at 4:30 p.m. Eastern Time today, November 6, 2025. We will also post to this section of our website the earning slides, which will accompany our conference call and live webcast, and encourage you to review the information that we make available on our website.
Live and archived webcasts can be accessed at: https://investors.ibex.co/.
Financial Information
This announcement does not contain sufficient information to constitute an interim financial report as defined in Financial Accounting Standards ASC 270, “Interim Reporting.” The financial information in this press release has not been audited.
Non-GAAP Financial Measures
We present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance and liquidity. We also use these measures internally to establish forecasts, budgets and operational goals to manage and monitor our business, as well as evaluate our underlying historical performance, as we believe that these non-GAAP financial measures provide a more helpful depiction of our performance of the business by encompassing only relevant and manageable events, enabling us to evaluate and plan more effectively for the future. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies, have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of our operating results as reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures and ratios are not measurements of our performance, financial condition or liquidity under GAAP and should not be considered as alternatives to operating profit or net income / (loss) or as alternatives to cash flow from operating, investing or financing activities for the period, or any other performance measures, derived in accordance with GAAP.
ibex is not providing a quantitative reconciliation of forward-looking non-GAAP adjusted EBITDA to the most directly comparable GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, non-recurring expenses, foreign currency gains and losses, and stock-based compensation expense. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period.
About ibex
ibex helps the world’s preeminent brands more effectively engage their customers with services ranging from customer support, technical support, inbound/outbound sales, business intelligence and analytics, digital demand generation, and CX surveys and feedback analytics.
Forward Looking Statements
In addition to historical information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “forecast,” or the negative of these terms or other similar expressions. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, and our strategies, priorities and business plans. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could impact our actual results include: our ability to attract new business and retain key clients; our profitability based on our utilization, pricing and managing costs; the potential for our clients or potential clients to consolidate; our clients deciding to enter into or further expand their insourcing activities and current trends toward outsourcing services may reverse; general economic uncertainty in global markets and unfavorable economic conditions, including inflation, rising interest rates, recession, foreign exchange fluctuations and supply-chain issues; our ability to manage our international operations, particularly in the Philippines, Jamaica, Pakistan and Nicaragua; natural events, health epidemics, global geopolitical conditions, including developing or ongoing conflicts, widespread civil unrest, terrorist attacks and other attacks of violence involving any of the countries in which we or our clients operate; our ability to anticipate, develop and implement information technology solutions that keep pace with evolving industry standards and changing client demands, including the effective adoption of Artificial Intelligence into our offerings; our ability to recruit, engage, motivate, manage and retain our global workforce; our ability to comply with applicable laws and regulations, including those regarding privacy, data protection and information security, employment and anti-corruption; the effect of cyberattacks or cybersecurity vulnerabilities on our information technology systems; the impact of tax matters, including new legislation and actions by taxing authorities; and other factors discussed in the “Risk Factors” described in our periodic reports filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and past filings on Form 20-F, and any other risk factors we include in subsequent filings with the SEC. Because of these uncertainties, you should not make any investment decisions based on our estimates and forward-looking statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this press release whether as a result of new information, future events or otherwise.

IR Contact:  Michael Darwal, Deputy CFO, President ibex Digital, ibex, michael.darwal@ibex.co
Media Contact:  Daniel Burris, VP, Marketing and Communication, ibex, daniel.burris@ibex.co

IBEX LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September 30, 2025	June 30, 2025
Assets
Current assets
Cash and cash equivalents	$22,694	$15,350
Accounts receivable, net	116,032	117,136
Prepaid expenses	10,492	9,443
Due from related parties	—	40
Tax advances and receivables	1,505	1,522
Other current assets	2,029	2,128
Total current assets	152,752	145,619

Non-current assets
Property and equipment, net	36,541	32,563
Operating lease assets	59,166	62,276
Goodwill	11,832	11,832
Deferred tax asset, net	8,225	7,163
Other non-current assets	15,341	13,762
Total non-current assets	131,105	127,596
Total assets	$283,857	$273,215

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$25,391	$18,692
Accrued payroll and employee-related liabilities	36,101	38,588
Current deferred revenue	6,162	5,498
Current operating lease liabilities	14,273	14,332
Current debt	847	823
Due to related parties	—	22
Income taxes payable	1,236	1,986
Total current liabilities	84,010	79,941

Non-current liabilities
Non-current deferred revenue	1,080	1,130
Non-current operating lease liabilities	50,695	53,804
Long-term debt	726	796
Other non-current liabilities	3,721	3,235
Total non-current liabilities	56,222	58,965
Total liabilities	140,232	138,906

Stockholders' equity
Common Stock	2	1
Additional paid-in capital	221,594	218,241
Treasury stock	(106,018)	(103,338)
Accumulated other comprehensive loss	(9,736)	(6,336)
Retained earnings	37,783	25,741
Total stockholders' equity	143,625	134,309
Total liabilities and stockholders' equity	$283,857	$273,215

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,
	2025	2024
Revenue	$151,179	$129,717

Cost of services (exclusive of depreciation and amortization presented separately below)	106,577	90,041
Selling, general and administrative	26,525	26,215
Depreciation and amortization	4,378	4,369
Total operating expenses	137,480	120,625
Income from operations	13,699	9,092

Interest income	30	583
Interest expense	(217)	(162)
Income before income taxes	13,512	9,513

Provision for income tax expense	(1,470)	(1,982)
Net income	$12,042	$7,531

Other comprehensive income
Foreign currency translation adjustments	$(1,212)	$1,388
Unrealized (loss) / gain on cash flow hedging instruments, net of tax	(2,188)	379
Total other comprehensive (loss) / income	(3,400)	1,767
Total comprehensive income	$8,642	$9,298

Net income per share
Basic	$0.90	$0.45
Diluted	$0.82	$0.43

Weighted average common shares outstanding
Basic	13,360	16,880
Diluted	14,609	17,490

IBEX LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,042	$7,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,378	4,369
Noncash lease expense	3,437	3,326
Deferred income tax	(1,062)	(130)
Stock-based compensation expense	2,550	670
Allowance for expected credit losses	52	83
Change in assets and liabilities:
Decrease / (increase) in accounts receivable	1,015	(7,649)
Increase in prepaid expenses and other current assets	(3,472)	(1,735)
(Decrease) / increase in accounts payable and accrued liabilities	(311)	4,574
Increase in deferred revenue	614	79
Decrease in operating lease liabilities	(3,573)	(3,356)
Net cash inflow from operating activities	15,670	7,762

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(7,639)	(3,630)
Net cash outflow from investing activities	(7,639)	(3,630)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	—	60
Repayments of line of credit	—	(60)
Proceeds from the exercise of options	2,412	382
Principal payments on finance leases	(292)	(171)
Purchase of treasury shares	(2,767)	(4,807)
Net cash outflow from financing activities	(647)	(4,596)
Effects of exchange rate difference on cash and cash equivalents	(40)	49
Net increase / (decrease) in cash and cash equivalents	7,344	(415)
Cash and cash equivalents, beginning	15,350	62,720
Cash and cash equivalents, ending	$22,694	$62,305

IBEX LIMITED AND SUBSIDIARIES
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
EXHIBIT 1: Adjusted net income, adjusted net income margin, and adjusted earnings per share

We define adjusted net income as net income before the effect of the following items: severance costs, foreign currency gains and losses, and stock-based compensation expense, net of the tax impact of such adjustments. We define adjusted net income margin as adjusted net income divided by revenue. We define adjusted earnings per share as adjusted net income divided by weighted average diluted shares outstanding.

The following table provides a reconciliation of net income to adjusted net income, net income margin to adjusted net income margin, and diluted earnings per share to adjusted earnings per share for the periods presented:

	Three months ended September 30,
($000s, except per share amounts)	2025	2024
Net income	$12,042	$7,531
Net income margin	8.0%	5.8%

Severance costs	159	—
Foreign currency (gain) / loss	(1,320)	1,457
Stock-based compensation expense	2,550	670
Total adjustments	$1,389	$2,127
Tax impact of adjustments[1]	(297)	(626)
Adjusted net income	$13,134	$9,032
Adjusted net income margin	8.7%	7.0%

Diluted earnings per share	$0.82	$0.43
Per share impact of adjustments to net income	0.08	0.09
Adjusted earnings per share	$0.90	$0.52

Weighted average diluted shares outstanding	14,609	17,490
1The tax impact of each adjustment is calculated using the effective tax rate in the relevant jurisdictions.

EXHIBIT 2:  EBITDA, adjusted EBITDA, and adjusted EBITDA margin
EBITDA is a non-GAAP profitability measure that represents net income before the effect of the following items: interest expense, income tax expense, and depreciation and amortization. Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before the effect of the following items: severance costs, interest income, foreign currency gains and losses, and stock-based compensation expense. Adjusted EBITDA margin is a non-GAAP profitability measure that represents adjusted EBITDA divided by revenue.

The following table provides a reconciliation of net income to EBITDA and adjusted EBITDA and net income margin to adjusted EBITDA margin for the periods presented:

	Three months ended September 30,
($000s)	2025	2024
Net income	$12,042	$7,531
Net income margin	8.0%	5.8%

Interest expense	217	162
Income tax expense	1,470	1,982
Depreciation and amortization	4,378	4,369
EBITDA	$18,107	$14,044
Severance costs	159	—
Interest income	(30)	(583)
Foreign currency (gain) / loss	(1,320)	1,457
Stock-based compensation expense	2,550	670
Adjusted EBITDA	$19,466	$15,588

Adjusted EBITDA margin	12.9%	12.0%
EXHIBIT 3: Free cash flow

We define free cash flow as net cash provided by operating activities less capital expenditures.

	Three months ended September 30,
($000s)	2025	2024
Net cash provided by operating activities	$15,670	$7,762
Less: capital expenditures	7,639	3,630
Free cash flow	$8,031	$4,132
EXHIBIT 4: Net cash

We define net cash as total cash and cash equivalents less debt.

	September 30,	June 30,
($000s)	2025	2025
Cash and cash equivalents	$22,694	$15,350

Debt
Current	$847	$823
Non-current	726	796
Total debt	$1,573	$1,619
Net cash	$21,121	$13,731